As filed with the Securities and Exchange Commission on February 27, 1998

                                                        Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        ADVANCED GAMING TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                   Wyoming                               98-0152226
         (State or Other Jurisdiction of              (I.R.S. Employer
          Incorporation or Organization)             Identification No.)

         2482-650 West Georgia Street
         P.O. Box 11610
         Vancouver, British Columbia                     V6B 4N9
(Address of Principal Executive Offices)                (Zip Code)

       Consulting Agreements and Non-Qualified Stock Option Agreements
                               by and between
 Advanced Gaming Technology, Inc. and: R. Kenneth Landow; USIS International
    Capital Corporation; Paul Lovito; Stephen Dadson; and Robert Hunziker
                            (Full title of the plan)

                                 Firoz Lakhani
                        Advanced Gaming Technology, Inc.
                          2482-650 West Georgia Street
                                 P.O. Box 11610
                      Vancouver, British Columbia V6B 4N9
                    (Name and address of agent for service)

                                 (604) 689-8841
         (Telephone number, including area code, of agent for service)

                                    Copy to:

                           David J. Levenson, Esquire
                   Venable, Baetjer, Howard & Civiletti, LLP
                     1201 New York Avenue, N.W., Suite 1000
                              Washington, DC 20005

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
                                        Proposed              Proposed
                                        Maximum               Maximum
Title of              Amount            Offering              Aggregate          Amount of
Securities            to be             Price per             Offering           Registration
Registered            Registered        Price                 Price              Fee
----------            ----------        -----------           -----------        -------------
Common Stock          1,626,707           $0.11                $178,938                $53
$.005 par
value per
share

Options               1,000,000            0.05                  50,000                 15
                        300,000            0.03                   9,000                  3
                        300,000            0.05                  15,000                  4
                        400,000            0.10                  40,000                 12

Common Stock,
$.005 par
value per
share, issu-
able upon
exercise of
Options               2,000,000              -                      -                    -
                                                                                       ---
                                                                                        87
------------------------------------------------------------------------------------------------


                                EXPLANATORY NOTE

         The first part of this Registration Statement has been prepared in accordance with the requirements of Form S-8 and is intended to be used to register shares to be issued and sold pursuant to the Non-Qualified Stock Option Agreements by and between Advanced Gaming Technology, Inc. (the "Company") and: R. Kenneth Landow; USIS International Capital Corporation; Paul Lovito; Stephen Dadson; and Robert Hunziker(the "Selling Shareholders"). The Prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings or resales of common stock previously acquired or to be acquired by the Selling Shareholders.

REOFFER PROSPECTUS

                        ADVANCED GAMING TECHNOLOGY, INC.

                        3,626,707 SHARES OF COMMON STOCK
                           $.005 PAR VALUE PER SHARE

         The shares of Common Stock, $.005 par value (the "Common Stock")of Advanced Gaming Technology, Inc., a Wyoming corporation, (the "Company") offered hereby (the "Shares") may be sold by R. Kenneth Landow, USIS International Capital Corporation, Paul Lovito, Stephen Dadson and Robert Hunziker(the "Selling Shareholders"), consultants to the Company. The Shares were acquired as compensation and/or may be acquired by the Selling Shareholders from time to time, from the Company upon the exercise of options to purchase such Shares (the "Options") granted to the Selling Shareholders by the Company pursuant to: the Letter Agreement dated January 29, 1998 by and between the Company and R. Kenneth Landow (the "Landow Agreement"); the Consulting Agreement dated January 14, 1998 by and between the Company and USIS International Capital Corporation (the "USIS International Agreement"); the Consulting Agreement dated January 29, 1998 by and between the Company and Paul Lovito (the "Lovito Agreement");the Letter Agreement of February 6, 1998 by and between the Company and Stephen Dadson (the "Dadson Agreement"); and the Consulting Agreement dated February 11, 1998 by and between the Company and Robert Hunziker (the "Hunziker Agreement"). The Options to purchase an aggregate of 2,000,000 Shares pursuant to the USIS International and Lovito Agreements, if such Options are exercised, will be held by the Selling Shareholders. As of the date of this Prospectus, an aggregate of 1,626,707 Shares will be or have been issued as compensation pursuant to the foregoing Agreements and no Shares have been issued pursuant to the exercise of options to the Selling Shareholders pursuant to the above-mentioned Agreements.

         It is anticipated that the Shares may be offered for sale by the Selling Shareholders on a delayed or continuous basis from time to time in transactions in the open market at prices prevailing at the time of sale on the National Association of Securities Dealers, Inc.'s (the "NASD's") OTC Bulletin Board, or in negotiated transactions. Such transactions may be effected by the Selling Shareholders, acting as principal for their own account. Alternatively, such transactions may be effected through brokers, dealers or other agents designated from time to time by the Selling Shareholders and such brokers, dealers or other agents may receive compensation in the form of brokerage commissions or concessions from the Selling Shareholders or the purchasers of the Shares (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholders may also pledge Shares as collateral, and such Shares could be resold pursuant to the terms of such pledges. Brokers who execute orders on behalf of any of the Selling Shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 (the "Securities Act") and a portion of the proceeds of sales and commissions or concessions thereof may be deemed underwriting compensation for purposes of the Securities Act. The Company will not receive any part of the proceeds from the sale of Shares by the Selling Shareholders.

        The Company will pay all costs and expenses incurred in connection with the registration of the Shares under the Securities Act. The Selling Shareholders will pay the costs associated with any sales of Shares, including any discounts, commissions and applicable transfer taxes. None of the proceeds from the sale of the Shares by the Selling

Shareholders pursuant to this Prospectus will be received by the Company. The Company will receive an aggregate of $114,000, assuming the Options are exercised.

         The Common Stock is quoted on the NASD's OTC Bulletin Board under the symbol "AGTI." On February 20, 1998, the last reported sale price of the Common Stock was $0.11 per share.

         THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.

                   SEE "RISK FACTORS" BEGINNING ON PAGE 9.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
  UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.


              The date of this prospectus is February 27, 1998.


                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of such reports, proxy statements and information may be inspected and copied at certain regional offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 75 Park Place, 14th Floor, New York, New York 10007, and also may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

         This Prospectus constitutes part of a Registration Statement on Form S-8 (together with all amendments and exhibits thereto, the "Registration Statement") and does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and to the exhibits and schedules thereto. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and such statement is qualified in its entirety by such reference.

                      DOCUMENTS INCORPORATED BY REFERENCE

         The following documents which have been filed with the Commission by the Company pursuant to the Exchange Act (Commission File No. 000-21991) are incorporated by reference in this Prospectus).

         1. The Company's annual report on Form 10-KSB for the fiscal year ended December 31, 1996;

         2. The Company's Form 10-QSB for the quarters ended March 31, 1997, June 30, 1997 and September 31, 1997;

         3. The Company's Forms 8-K filed: March 21, 1997; April 8, 1997; April 24, 1997; May 28, 1997; June 19, 1997; July 16, 1997; July 31, 1997;
August 25, 1997; September 22, 1997; October 6, 1997; November 3, 1997; and January 14, 1998.

         4. The Company's definitive proxy soliciting material used in connection with the Annual Meeting of Shareholders held September 17, 1997.

         5. Description of Common Stock of the Company contained or incorporated in the Registration Statement on Form 10-SB (File No. 000-21991) filed by the Company under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock made hereby shall be deemed to be incorporated by reference herein. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or incorporated by reference herein modifies or supersedes such statement.

         A copy of any documents incorporated by reference (not including exhibits to such documents other than exhibits specifically incorporated by reference into such documents) are available without charge to any person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request. Requests for such documents should be directed to the the Secretary, Advanced Gaming Technology, Inc., 2482-650 Georgia Street, P.O. Box 11610, Vancouver, British Columbia V6B 4N9, telephone number (604) 689-8841.

FORWARD LOOKING STATEMENTS

         This Prospectus and the information incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements include, but are not limited to, projected sales, gross margin and net income figures, the availability of capital resources, plans concerning products and market acceptance.

         Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which may not even be anticipated. Future events and actual results, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Important factors that could contribute to such difference are set forth below under "Risk Factors."

THE COMPANY

         The Company is engaged in the design, assembly, supply, marketing and servicing of patented and proprietary gaming products, the core of which is its MAX Electronic Bingo Systems. The Company is also designing and developing a wireless, hand-held bingo unit for use in the United Kingdom. In addition, the Company owns, through one of its wholly-owned subsidiaries, 178 acres of undeveloped property in Stone County, Missouri. The Company's Common Stock is traded on the NASD's OTC Bulletin Board under the symbol "AGTI."

         The Company was incorporated pursuant to the laws of the State of Wyoming on November 20, 1963, under the name "MacTay

Investment Co." On June 19, 1987, the Company changed its name to "Auto N Corporation." On April 2, 1991, the Company changed its name to "Advanced Gaming Technology, Inc." when it acquired all of the assets and certain liabilities of Selectro Vision Ltd., a California corporation, in exchange for shares of the Company's Common Stock.

RECENT DEVELOPMENTS

         On January 12, 1998, the Company announced that it had reached an understanding for a financing and licensing agreement with Bingo Technologies Corporation ("BTC"), a private Nevada corporation engaged in the production and distribution of a hand-held electronic bingo unit. The agreement will provide for BTC's advancing the Company $500,000 by way of a secured promissory note and an agreement in principle with respect to BTC's acquiring the exclusive rights to manufacture, distribute, market and sell the Company's products in the United States for a five year period for $1.5 million plus a 15% royalty. The agreement also will provide for the Company's receiving a 25% distributor commission on any order for equipment or account generated by the Company for BTC and for BTC's assuming operating function of the Company, including the 20,000 square foot warehouse and distribution center in Denver, Colorado and the marketing office in Cleveland, Ohio. The agreement specifically will exclude the Company's hand-held electronic bingo unit and territories of the world outside of the United States. Previously, in November 1997, the Company had entered into a distribution arrangement with BTC appointing BTC as its sales agent in connection with the marketing and distribution of MAXPLUS/TurboMAX in halls now using products sold by BTC or its affiliate Bingo Card Minder Corporation that are not served by an exclusive distributor appointed by the Company and such other halls as the Company and BTC may agree from time to time.

         As a result of the agreements with BTC, the Company will obtain necessary additional working capital for funding its manufacturing operations, will substantially reduce overhead expense and will be in a position to concentrate on the development of its technology and other products and product development.

         Effective February 15, 1998, Robert C. Silzer, Sr. resigned as Chief Executive Officer of the Company.

RISK FACTORS

OPERATING LOSSES. The Company has incurred net losses of $5,629,961 and $8,983,277 for the fiscal years ended December 31, 1996 and December 31,1995, respectively, and $5,094,995 for the quarterly period ended September 30, 1997. Such operating losses reflect developmental and other start-up activities. The Company expects to continue to incur losses in the near future, notwithstanding the reduction in overhead and new business focus resulting from the transactions with BTC. The Company's operations are subject to numerous risks associated with establishing any new business, including unforeseen expenses, delays and complications. There can be no assurance that the Company will achieve or sustain profitable operations or that it will be able to remain in business, notwithstanding the recently completed distribution and financing and licensing agreements with BTC.

FUTURE CAPITAL NEEDS AND UNCERTAINTY OF ADDITIONAL FUNDING. The Company has generated minimal revenues from product distribution. Revenues are not yet sufficient to support the Company's operating expenses but management is cautiously optimistic that the Company may reach such levels during the next year. Since the Company's formation, it has funded its operations and capital expenditures primarily through private placements of debt and equity securities. The Company expects that it will be required to seek additional financing in the future, notwithstanding anticipated royalties from the licensing agreement with BTC and related overhead reduction resulting from the transactions with BTC and related overhead reduction resulting from the transactions with BTC. There can be no assurance that such financing will be available at all or available on terms acceptable to the Company.

GOVERNMENT REGULATION. The Company's operations are subject to state and local gaming laws as well as various federal laws and regulations governing business activities with Native American Tribes. The state and local laws in the United States which govern the lease and use of gaming products are widely disparate and continually changing due to legislative and administrative actions and judicial interpretations. If any changes occur in gaming laws through statutory enactment or amendment, judicial decision or administrative action restricting the manufacture, distribution or use of some or all of the Company's products, the Company's present and proposed business could be adversely affected. The operation of gaming on Native American reservations is subject to the Indian Gaming Regulatory Act ("IGRA"). Under IGRA certain types of gaming activities are classified as Class I, Class II or Class III. The Company's business will be impacted based upon how its products are ultimately classified.

RISK OF LOW-PRICED STOCKS. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") impose sales practice and disclosure requirements on certain brokers and dealers who engage in certain transactions involving "a penny stock." Currently, the Company's Common Stock is considered a penny stock for purposes of the Exchange Act. The additional sales practice and disclosure requirements imposed on certain brokers and dealers could impede the sale of the Company's Common Stock in the secondary market. In addition, the market liquidity for the Company's securities may be severely adversely affected, with concomitant adverse effects on the price of the Company's securities.


         Under the penny stock regulations, a broker or dealer selling penny stock to anyone other than an established customer or "accredited investor"(generally, an individual with net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker or dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker or dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker or dealer or the transaction is otherwise exempt. A broker or dealer is also required to disclose commissions payable to the broker or dealer and the registered representative and current quotations for the securities. In addition, a broker or dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

TRADEMARK AND PATENT PROTECTION. The Company relies on a combination of patent, trade secret, copyright and trademark law, nondisclosure agreements and technical security measures to protect its products. Notwithstanding these safeguards, it is possible for competitors of the Company to obtain its trade secrets and to imitate its products. Furthermore, others may independently develop products similar or superior to those developed or planned by the Company. While the Company may obtain patents with respect to certain of its products, the Company may not have sufficient resources to defend such patents, such patents may not afford all necessary protection and competitors may develop equivalent or superior products which may not infringe such patents.

COMPETITION. The market for electronic bingo, progressive jackpot systems and game promotion systems is highly competitive. Many of the Company's competitors have substantially greater financial, marketing and technological resources than the Company and the Company and its products may not be able to compete successfully with them.

TECHNOLOGICAL INNOVATION. The Company believes that an important factor to its future success will include its continued development of new products that appeal to the tastes of consumers and the introduction of such products in a timely manner. Successful product development and introduction depends upon a number of factors, including the identification of products expected to appeal to consumer preferences and the timely completion of design and testing. However, the Company does not always expect to be able to satisfy such objectives prior to the introduction of new products. As a result of these and other factors, there can be no assurance that the Company will continue to develop and introduce new products in a timely manner that will achieve commercial success.

THE OFFERING

         The securities covered by this Prospectus are to be offered and sold from time to time by and on behalf of the Selling Shareholders, whose names and holdings are set forth under "Selling Shareholders." The Company will not receive any proceeds from the sale of the Shares and will bear all of the expenses of the offering. The Selling Shareholders will receive all sales proceeds from the sale of the Shares and will not bear any of the offering expenses. The Company will receive an aggregate of $114,000 upon the exercise of the Options.

         As of January 31, 1998, there were 105,463,478 shares of Common Stock of the Company issued and outstanding. Assuming exercise of the Options and issuance of all Shares and the underlying shares to be sold by the Selling Shareholders, there will be 109,090,185 shares of Common Stock of the Company issued and outstanding.

USE OF PROCEEDS

         Assuming the Options are exercised, the Company will receive $114,000. The Company intends to use the proceeds from the exercise of the Options for working capital and for general corporate purposes. The Company will not receive any proceeds upon the sale of the Shares by the Selling Shareholders.

DETERMINATION OF OFFERING PRICE

         Not applicable.

DILUTION

         Not applicable.



SELLING SHAREHOLDERS

         The following table identifies the Selling Shareholders, and indicates as of January 31, 1998 (i) the number of shares of Common Stock beneficially owned by the Selling Shareholders, (ii) the amount to be offered for the Selling Shareholders' account, and (iii) the number of shares and percentage of outstanding shares of Common Stock to be owned by the Selling Shareholders after the sale of the shares of Common Stock offered by the Selling Shareholders pursuant to this Offering.







                                                            Number and
                        Beneficial                          Per Cent Bene-
Name of Selling         Shares Owned         Shares to      ficially Owned
Security Holder         Prior to Offering    be Sold        After Offering
---------------         ------------------   -----------    --------------
R. Kenneth Landow          335,000             250,000         85,000   *

USIS International
Capital Corporation      1,500,000(1)        1,500,000(1)           0   0

Paul Lovito              1,000,000(2)        1,000,000(2)           0   0

Stephen Dadson             736,323             736,323              0   0

Robert Hunziker          1,571,118(3)          140,384      1,430,734   *

---------------
(*) Less than 1%.

(1) Includes a stock option to purchase up to 1,000,000 shares at $.05 per share until January 29, 1999.

(2) Includes a stock option to purchase up to 1,000,000 shares, exercisable at present for up to 300,000 shares at $.03 per share; exercisable for up to 300,000 additional shares at $.05 per share if a letter agreement for services is entered into after two months; and exercisable for up to 400,000 shares at $.10 per share if the letter agreement is extended after four months,

(3) Includes a stock option to purchase up to 450,000 shares at $.25-2.00 per share until April 1998.

PLAN OF DISTRIBUTION

        The Company will receive proceeds upon the exercise of the Options, but will not receive any proceeds from the sale of the shares of Common Stock. See "Use of Proceeds."

        Under the Exchange Act, any person engaged in a distribution of the Shares offered by this Prospectus may not simultaneously engage in market making activities with respect to the Shares during the applicable "cooling off" period prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Regulation M, governing activities of underwriters, issuers selling security holders and others in connection with offerings of securities, which provisions may limit the timing of purchases and sales of the Shares by the Selling Shareholders. The applicable provisions of the Exchange Act and the rules and regulations thereunder may affect the marketability of the Shares and the ability of any person to engage in market making activities for the Shares.

        It is anticipated that the Shares may be offered for sale by the Selling Shareholders on a delayed or continuous basis from time to time in transactions in the open market at prices prevailing at the time of sale on the NASD's OTC Bulletin Board, or in negotiated transactions. Such transactions may be effected by the Selling Shareholders, acting as principal for their own account. Alternatively, such transactions may be effected through brokers, dealers or other agents designated from time to time by the Selling Shareholders and such brokers, dealers or other agents may receive compensation in the form of brokerage commissions or concessions from the Selling Shareholders or the purchasers of the Shares (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholders may also pledge Shares as collateral, and such Shares could be resold pursuant to the terms of such pledges. Brokers who execute orders on behalf of Selling Shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act") and a portion of the proceeds of sales and commissions or concessions thereof may be deemed underwriting compensation for purposes of the Securities Act. The Company will not receive any part of the proceeds from the sale of Shares by the Selling Shareholders.

DESCRIPTION OF SECURITIES TO BE REGISTERED

         The class of securities to be offered under this Prospectus is registered under Section 12 of the Exchange Act.

INTERESTS OF NAMED EXPERTS AND COUNSEL

EXPERTS. The consolidated financial statements of the Company incorporated by reference in this Prospectus have been audited by Robison, Hill & Co., Certified Public Accountants, as indicated in their report with respect thereto, and incorporated herein by reference in reliance upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS. The legality of the shares of Common Stock offered by this Prospectus will be passed upon for the Company by Hirst & Applegate, Cheyenne, Wyoming.


DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         The Wyoming Business Corporation Act ("WBCA"), W.S. 17-16-850 et seq., provides for indemnification of the Company's officers, directors, employees, and agents against liabilities which they may incur in such capacities. A summarization of circumstances in which such indemnification may be available follows, but is qualified by reference to the Company's Articles of Incorporation and the text of the statute.

         In general, the Company may provide indemnification to any person made a party to a proceeding because he is or was a director, officer, employee or agent against liability incurred in the proceeding if such person (i) conducted himself or herself in good faith; (ii) reasonably believed that his or her conduct was in or at least not opposed to the Company's best interest; and
(iii) in the case of a criminal proceeding, has no reasonable cause to believe that his or her conduct was unlawful. The

Company may not, however, indemnify a present or former director, officer, employee or agent in connection with (i) a proceeding by or in the right of the Company or (ii) any other proceeding charging improper personal benefit to the director, officer, employee or agent, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by such present or former director, officer, employee or agent. The Company may pay for or reimburse the reasonable expenses of present and former directors, officers, employees and agents who are parties to a proceeding in advance of the final disposition of such proceeding if the person seeking payment or reimbursement (i) furnishes a written affirmation of his or her good faith belief that he or she met the applicable standard of care under the WBCA; (ii) furnishes a written undertaking to repay the advance if it is ultimately determined that he or she did not meet the applicable standard of conduct; and (iii) it is determined, in accordance with the WBCA, that the facts then known would not preclude indemnification. The Company must indemnify a present or former director who is wholly successful, on the merits or otherwise, in a proceeding against reasonable expenses incurred in connection with the proceeding.

         In addition, the Company has statutory authority to purchase insurance to protect its officers, directors, employees, and agents against any liabilities asserted against them, or incurred in connection with their service in such capacities. Further, the Company may advance or reimburse funds to a director who is a party to a proceeding, for reasonable expenses incurred in connection with a proceeding.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or others pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


-----------------------------------------------
No dealer, salesman, or any other person
has been authorized to give any information
or to make any representations or projections
of future performance other than those
contained in this Prospectus, and any such
other information, projections or representations
if given or made must not be relied
upon as having been so authorized.  The                    3,626,707 Shares
delivery of this Prospectus of any sale                      Common Stock
hereunder at any time does not imply that
the information herein is correct as of
any time subsequent to its date.  This
Prospectus does not constitute an                          Advanced Gaming
offer to sell or a solicitation of any                     Technology, Inc.
offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation.


      ------------------------

Table of Contents

                                      Page

Available Information ................ 5                  -----------------
Documents Incorporated
  by Reference ....................... 6                      PROSPECTUS
Forward-Looking Statements  .......... 7
The Company .......................... 7                  -----------------
Risk Factors ......................... 9
The Offering ......................... 12
Use of Proceeds ...................... 12
Selling Shareholders ................. 12
Plan of Distribution ................. 14
Interests of Named Experts & Counsel.. 15
Legal Matters......................... 15


                                                          February 27, 1998

                                    PART II

Item 3.  Incorporation of Documents by Reference.

         The following documents which have been filed by Advanced Gaming Technology, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

                           1. The Company's annual report on Form 10-KSB for the fiscal year ended December 31, 1996.

                           2. The Company's Form 10-QSB for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

                           3. The Company's Forms 8-K filed: March 21, 1997, April 8, 1997, April 24, 1997, May 28, 1997, June
                           19, 1997, July 16, 1997, July 31, 1997, August 25,
                           1997, September 22, 1997, October 6, 1997, November 3, 1997 and January 14, 1998.

                           4. Description of Common Stock of the Company contained or incorporated in the Registration Statement on Form 10-SB (File No. 000-21991) filed by the Company under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All other documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of the Registration Statement from the date of filing of such documents.

Item 4.  Description of Securities.

         The class of securities offered under this Registration Statement is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Wyoming Business Corporation Act ("WBCA"), W.S. 17-16-850 et seq., provides for indemnification of the Company's officers, directors, employees, and agents against liabilities which they may incur in such capacities. A summarization of circumstances in which such indemnification may be available follows, but is qualified by reference to the Company's Articles of Incorporation and the text of the statute.

         In general, the Company may provide indemnification to any person made a party to a proceeding because he is or was a director, officer, employee or agent against liability incurred in the proceeding if such person (i) conducted himself or herself in good faith; (ii) reasonably believed that his or her conduct was in or at least not opposed to the Company's best interest; and
(iii) in the case of a criminal proceeding, has no reasonable cause to believe that his or her conduct was unlawful. The Company may not, however, indemnify a present or former director, officer, employee or agent in connection with (i) a proceeding by or in the right of the Company or (ii) any other proceeding charging improper personal benefit to the director, officer, employee or agent, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by such present or former director, officer, employee or agent. The Company may pay for or reimburse the reasonable expenses of present and former directors, officers, employees and agents who are parties to a proceeding in advance of the final disposition of such proceeding if the person seeking payment or reimbursement (i) furnishes a written affirmation of his or her good faith belief that he or she met the applicable standard of care under the WBCA;
(ii) furnishes a written undertaking to repay the advance if it is ultimately determined that he or she did not meet the applicable standard of conduct; and
(iii) it is determined, in accordance with the WBCA, that the facts then known would not preclude indemnification. The Company must indemnify a present or former director who is wholly successful, on the merits or otherwise, in a proceeding against reasonable expenses incurred in connection with the proceeding.

         In addition, the Company has statutory authority to purchase insurance to protect its officers, directors, employees, and agents against any liabilities asserted against them, or incurred in connection with their service in such capacities. Further, the Company may advance or reimburse funds to a director who is a party to a proceeding, for reasonable expenses incurred in connection with a proceeding.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         4.1 Articles of Amendment to Articles of Incorporation of the Company dated July 16, 1996 (filed as Exhibit
                  2.1 to the Registrant's Form 10-SB on January 16, 1997 and incorporated by reference herein).

         4.2 Articles of Amendment to Articles of Incorporation of the Company dated June 17, 1997 (filed as Exhibit
                  2.2 to the Registrant's Form 10-SB on January 16, 1997 and incorporated by reference herein).

         4.3 Articles of Incorporation of MacTay Investments Co. dated November 18, 1963 (filed as Exhibit 2.5 to the Registrant's Amendment No. 1 to Form 10-SB on May 6, 1997 and incorporated by reference herein).

         4.4 Articles of Amendment of Auto N Corporation dated April 22, 1991 (filed as Exhibit 2.3 to the
                  Registrant's Amendment No. 1 to Form 10-SB on May 6, 1997 and incorporated by reference herein).

         4.5      Articles of Amendment of MacTay Investments Co.
                  dated June 19, 1987 (filed as Exhibit 2.4 to the Registrant's Amendment No. 1 to Form 10-SB on May 6, 1997 and incorporated by reference herein).

         4.6      Bylaws of Advanced Gaming Technology, Inc. (filed as
                  Exhibit 2.6 to the Registrant's Amendment No. 1 to Form 10-SB on May 6, 1997 and incorporated by reference herein).

         5        Opinion of Hirst & Applegate.

         10.1 Distributor Agreement dated as of November 3, 1997 between the Company and Bingo Technologies
                  Corporation.

         10.2 Letter Agreement dated January 29, 1998 between the Company and R. Kenneth Landow.

         10.3 Consulting Agreement dated January 14, 1998 between the Company and USIS International Capital
                  Corporation.

         10.4 Letter Agreement dated February 6, 1998 between the Company and Stephen Dadson.

         10.5 Consulting Agreement dated February 11, 1998 between the Company and Robert Hunziker.

         10.6 Consulting Agreement dated January 29, 1998 between the Company and Paul Lovito.

         23.1     Consent of Robison, Hill & Co., Independent
                  Auditors.

         23.2 Consent of Hirst & Applegate (included in the opinion filed as Exhibit 5).

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement;

               (iii) To include any additional or changed material information on the plan of distribution;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Advanced Gaming Technology, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, on this 27th day of February 1998.

                                  ADVANCED GAMING TECHNOLOGY, INC.

                                  By:
                                        /s/Firoz Lakhani
                                        --------------------------------
                                        Firoz Lakhani
                                        President, Chief Operating
                                           Officer, and Director


Signature                     Title                                   Date
---------                     -----                                   ----


                              President, Chief Operating
/s/Firoz Lakhani              Officer and Director                   2/27/98
--------------------------
Firoz Lakhani

                              Chief Financial Officer
/s/Donald Robert MacKay       (Principal Financial Officer           2/27/98
--------------------------     and Principal Accounting
Donald Robert MacKay           Officer)


/s/Robert Hunziker            Director                               2/27/98
--------------------------
Robert Hunziker

                              Chairman
/s/Robert C. Silzer, Sr.      and Director                           2/27/98
--------------------------
Robert C. Silzer, Sr.

                                 Exhibit Index

Exhibit Number          Description
     4.1        Articles of Amendment to Articles of Incorporation of the Company dated July 16, 1996
                (filed as Exhibit 2.1 to the Registrant's Form 10-SB on January 16, 1997 and
                incorporated by reference herein).

     4.2        Articles of Amendment to Articles of Incorporation of the Company dated June 17, 1997
                (filed as Exhibit 2.2 to the Registrant's Form 10-SB on January 16, 1997 and
                incorporated by reference herein).

     4.3        Articles of Incorporation of MacTay Investments Co. dated November 18, 1963 (filed as
                Exhibit 2.5 to the Registrant's Amendment No. 1 to Form 10-SB on May 6, 1997 and
                incorporated by reference herein).

     4.4        Articles of Amendment of Auto N Corporation dated April 22, 1991 (filed as Exhibit 2.3 to the Registrant's Amendment No. 1 to Form 10-SB on May 6, 1997 and incorporated by reference herein).

     4.5        Articles of Amendment of MacTay Investments Co. dated June 19, 1987 (filed as Exhibit
                2.4 to the Registrant's Amendment No. 1 to Form 10-SB on May 6, 1997 and incorporated by reference herein).

     4.6        Bylaws of Advanced Gaming Technology, Inc. (filed as Exhibit 2.6 to Registrant's
                Amendment No. 1 to Form 10-SB on May 6, 1997 and incorporated by reference herein).

     5          Opinion of Hirst & Applegate.

     10.1       Distributor Agreement dated as of November 3, 1997 between the Company and Bingo
                Technologies Corporation.

     10.2       Letter Agreement dated January 29, 1998 between the Company and R. Kenneth Landow.

     10.3       Consulting Agreement dated January 14, 1998 between the Company and USIS International
                Capital Corporation.

     10.4       Letter Agreement dated February 6, 1998 between the Company and Stephen Dadson.

     10.5       Consulting Agreement dated February 11, 1998 between the Company and Robert Hunziker.

     10.6       Consulting Agreement dated January 29, 1998 between the Company and Paul Lovito.

     23.1       Consent of Robison, Hill & Co., Independent Auditors.

     23.2       Consent of Hirst & Applegate (included in their opinion filed as Exhibit 5).